Exhibit 10.2

CONTINENTAL BUILDING PRODUCTS, INC.

GRANT NOTICE FOR 2014 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD

FOR GOOD AND VALUABLE CONSIDERATION, Continental Building Products, Inc. (the “Company”), hereby grants to Participant named below the number of restricted shares of the Company’s common stock, par value $0.001 (the “Common Stock”) specified below (the “Award”), upon the terms and subject to the conditions set forth in this Grant Notice, the Continental Building Products, Inc. 2014 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:

Grant Date:

Number of restricted stock units:

Vesting Schedule:

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

CONTINENTAL BUILDING PRODUCTS, INC.
Participant Signature

By
Title:	Address (please print):

CONTINENTAL BUILDING PRODUCTS, INC.

STANDARD TERMS AND CONDITIONS FOR

RESTRICTED STOCK

These Standard Terms and Conditions apply to the Award of restricted stock granted pursuant to the Continental Building Products, Inc. 2014 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions. In addition to these Terms and Conditions, the restricted stock shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.	TERMS OF RESTRICTED STOCK

Continental Building Products, Inc. (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of restricted shares (the “Award” or the “Restricted Stock”) of the Company’s common stock, par value $0.001 (the “Common Stock”) specified in the Grant Notice. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.	VESTING OF RESTRICTED STOCK

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of shares of Restricted Stock as set forth in the Grant Notice. Shares of Restricted Stock that have vested and are no longer subject to forfeiture are referred to herein as “Vested Shares.” Shares of Restricted Stock awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested Shares.” Notwithstanding anything contained in these Standard Terms and Conditions to the contrary, [upon a Participant’s Termination of Employment due to Participant’s death, disability or retirement after age 65, or upon a Termination of Employment by the Company without Cause within 24 months following the occurrence of a Change in Control, all Unvested Shares shall become vested on the date of such Termination of Employment. Upon a Participant’s Termination of Employment for any other reason, including a Termination of Employment by the Company without Cause that occurs prior to the occurrence of a Change in Control, any then Unvested Shares held by the Participant shall be forfeited and canceled as of the date of such Termination of Employment. For purposes hereof, a Change in Control (as defined in the Plan) will not be deemed to occur until such date as the Company is no longer a controlled company of Lone Star Fund VIII (U.S.), L.P.

3.	RIGHTS AS STOCKHOLDER

From and after the Grant Date, the Participant shall have all of the ownership, voting rights, dividend rights and all other rights of a stockholder of the Company with respect to the Restricted Stock, except that (i) such rights as to Unvested Shares shall terminate upon the forfeiture of such Unvested Shares as and to the extent specifically provided in Section 2 above and (ii) dividends payable in cash shall, with respect to any Unvested Shares, be automatically reinvested in additional shares of Common Stock at a purchase price per share equal to the Fair Market Value of a share of Common Stock on the date such dividend is paid; provided, however that any fractional share shall be rounded up to a whole share. Any additional shares of Common Stock accrued for the Participant through dividends on Unvested Shares, whether through reinvestment or through a dividend paid in shares of Common Stock, shall be subject to the same restrictions on transferability and risk of forfeiture as the Unvested Shares with respect to which they were distributed.

4.	RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Vested Shares, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

5.	INCOME TAXES

To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the Restricted Stock. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.

6.	NON-TRANSFERABILITY OF UNVESTED SHARES

The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Unvested Shares may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

7.	OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Restricted Stock. Any prior agreements, commitments or negotiations concerning the Restricted Stock are superseded.

8.	LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award. Nothing in the Plan, in the Grant Notice, these Standard

Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment or service at any time for any reason.

9.	GENERAL

(a)	In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(b)	The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

(c)	These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(d)	These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

(e)	In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

(f)	All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.

10.	ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock via Company web site or other electronic delivery.

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